Exhibit 99.1


                             JOINT FILER INFORMATION


This statement on Form 3/A is filed by JMI Equity Fund IV, L.P., JMI Equity Fund IV (AI), L.P., JMI Euro Equity Fund IV, L.P., JMI Equity Side Fund, L.P., JMI Side Associates, L.L.C. and JMI Associates IV, L.L.C. The principal business address of each of the reporting persons is 1119 St. Paul Street, Baltimore, MD 21202. The reporting persons disclaim beneficial ownership of the securities listed herein except to the extent of their pecuniary interest therein.

Designated Filer:                         JMI Associates IV, L.L.C.
Issuer and Ticker Symbol:                 Unica Corporation ("UNCA")
Date of Event Requiring Statement:        August 2, 2005

JMI EQUITY FUND IV, L.P.

By: JMI ASSOCIATES IV, L.L.C.,
its General Partner

By:      /s/  Charles T. Dieveney Attorney-in-Fact
         ----------------------------------------------
Name:    Harry S. Gruner, Managing Member


JMI EQUITY FUND (AI), L.P.

By: JMI ASSOCIATES IV, L.L.C.,
its General Partner

By:      /s/  Charles T. Dieveney Attorney-in-Fact
         ----------------------------------------------
Name:    Harry S. Gruner, Managing Member


JMI EURO EQUITY FUND IV, L.P.

By: JMI ASSOCIATES IV, L.L.C.,
its General Partner

By:      /s/  Charles T. Dieveney Attorney-in-Fact
         ----------------------------------------------

Name:    Harry S. Gruner, Managing Member


JMI EQUITY SIDE FUND, L.P.

By: JMI SIDE ASSOCIATES, L.L.C.,
its General Partner

By:      /s/  Charles T. Dieveney Attorney-in-Fact
         ----------------------------------------------
Name:    Bradford D. Woloson, Managing Member

JMI SIDE ASSOCIATES, L.L.C.

By:      /s/  Charles T. Dieveney Attorney-in-Fact
         ----------------------------------------------
Name:    Bradford D. Woloson, Managing Member


JMI ASSOCIATES IV, L.L.C.

By:      /s/  Charles T. Dieveney Attorney-in-Fact
         ----------------------------------------------
Name:    Harry S. Gruner, Managing Member